Exhibit 99.1

National Bank Holdings Corporation Announces Acquisition of StoneCastle Digital Solutions, LLC

Company Release – April 19, 2023

DENVER - (Globe Newswire) - National Bank Holdings Corporation (NYSE: NBHC) today announced that its bank subsidiary NBH Bank (“NBH”) has recently acquired StoneCastle Digital Solutions, LLC (d/b/a Cambr), a subsidiary of StoneCastle Partners, LLC (“StoneCastle”).

Cambr is a unique deposit acquisition and processing platform that generates core deposits from accounts offered through embedded finance companies. Today, Cambr administers approximately $1.7 billion of deposits comprising more than 500,000 FDIC-insured cash accounts.

Cambr’s business-to-business-to-consumer (B2B2C) model leverages the customer base and marketing spend across a wide range of embedded finance companies to source granular, diversified cash deposits in a highly cost-efficient manner. Much of the underlying deposits are transaction accounts. When combined with NBH’s existing banking competencies, the Cambr platform is expected to bring expanded capabilities for embedded finance companies while also expanding to serve clients across a broader set of sectors.

“Cambr provides us the ability to significantly grow our core deposits with very little incremental overhead,” said Tim Laney, Chairman, President and Chief Executive Officer of National Bank Holdings Corporation. “Cambr’s high-touch, low-cost model adds a highly scalable client base that delivers deposits at a significantly lower cost than our traditional retail accounts. The Cambr deposit channel provides NBH with a truly unique source of liquidity and diversifies our funding capabilities and lowers our all-in funding costs.”

Cambr will continue to go-to-market under the Cambr brand and will operate as a separate subsidiary of NBH Bank.

Piper Sandler & Co served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to NBH.

Keefe, Bruyette & Woods, a Stifel Company, served as exclusive financial advisor and Gibson Dunn & Crutcher LLP served as legal advisor to StoneCastle.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 95 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Utah, Texas, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com. Or connect with any of our brands on LinkedIn.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the NBHC’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), and the following factors: difficulties or delays in integrating Cambr or fully realizing benefits. NBHC can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and NBHC does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Media:

Aldis Birkans, 720-554-6640 Jody Soper, 303-784-5925

Chief Financial Officer Chief Marketing Officer

ir@nationalbankholdings.com Jody.Soper@nbhbank.com

Source: National Bank Holdings Corporation